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                                                                       Exhibit 5

                                   January 29, 1998


Perkins Family Restaurants, L.P.
Perkins Finance Corp.
6075 Poplar Avenue
Suite 800
Memphis, TN 38119

     Re:  $130 million 10-1/8% Series B Senior Notes due 2007
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Ladies and Gentlemen:

     We have acted as counsel to Perkins Family Restaurants, L.P. and Perkins Finance Corp.(the "Issuers"), in connection with the preparation of an registration statement on Form S-4 (the "Registration Statement") to register under the Securities Act of 1933, as amended (the "Act"), an offer to exchange (the "Exchange Offer") $130 million aggregate principal amount of Series B 10-1/8% Senior Notes due 2007 (the "New Notes") for a like principal amount of Series A 10-1/8% Senior Notes due 2007 (the "Old Notes"). The Old Notes were issued under an indenture (the "Indenture") between the Issuers and State Street Bank and Trust Company, as trustee. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     Based on the foregoing, it is our opinion that, upon completion of the Exchange Offer, the New Notes will have been duly authorized for issuance and, when each New Note is duly executed, authenticated, issued and delivered, such New Notes will constitute valid and legally binding obligations of the Issuers entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles (whether considered in a proceeding at law or in equity).

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Mayer, Brown & Platt under the caption "Legal Matters."

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Perkins Family Restaurants, L.P.
Perkins Finance Corp.
January 29, 1998
Page 2
                              Very truly yours,


                              /s/ Mayer Brown & Platt
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                              MAYER, BROWN & PLATT